UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 26, 2007

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California                                                                                                            90064
                                   (Address of principal executive offices)                                                                                                                      (Zip Code)

Registrant’s telephone number, including area code:  (310) 481-8400

 N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On December 26, the Board of Directors of Kilroy Realty Corporation (the “Company”) approved a Stock Award Deferral Program (the “Program”) under the Company’s 2006 Incentive Award Plan (the “Plan”), effective as of December 26, 2007.  Under the Program, directors, management employees serving at the level of Vice President or higher and certain other designated employees of the Company (“Participants”) may defer receipt of restricted stock awards that may be granted under the Plan in the future (“Stock Awards”) by electing to receive an equivalent number of restricted stock units (“RSUs”) in lieu of such Stock Awards.

Elections to receive RSUs in lieu of Stock Awards typically must be made on or before December 31stof the year preceding the year of performance of the services in respect of which such Stock Awards are earned, except that elections with respect to Stock Awards that constitute “performance-based compensation” (within the meaning of Internal Revenue Code Section 409A (“Section 409A”)) may be made until six months prior to the end of the applicable performance period.  In addition, newly eligible Participants may make deferral elections up to thirty days after they first become eligible to participate in the Program.

Each RSU issued under the Program represents the right to receive one share of the Company’s common stock in the future and will be subject to the same vesting conditions as would have applied to the Stock Award in lieu of which such RSU is issued.  In addition, RSUs carry with them the right to receive dividend equivalents that credit Participants, upon the Company’s payment of dividends with respect to the shares underlying the Participant’s RSUs, with additional, fully-vested RSUs equal to the value of the dividend paid in respect of such shares.

The shares of common stock underlying the RSUs shall, to the extent vested (except as provided below), be distributed to the Participant upon the earliest to occur of: (i) termination of the Participant’s employment or directorship, (ii) the occurrence of a change of control event, (iii) the date specified by the Participant upon making the election (which must be at least two years after the start of the year in which the underlying Stock Award is earned) or (iv) the Participant’s death or disability.  If the first such event to occur is a date specified by the Participant and such specified date occurs prior to the vesting of some or all of the RSUs, then restricted stock subject to the same vesting terms as those applicable to such RSUs will be issued to the Participant in respect of any such unvested RSUs.  Unvested RSUs (and restricted stock issued in respect of unvested RSUs) will generally be forfeited upon a termination of employment or directorship, as applicable (subject to any accelerated vesting that occurs in connection with such a termination).

Deferral elections are generally irrevocable once made, however, delivery of shares in respect of RSUs may be accelerated in the event of certain unforeseeable emergencies and may be delayed in connection with the termination of certain key employees, each in accordance with the provisions of Section 409A.  Participants may vary deferrals and distribution dates with respect to Stock Awards earned in different years or during different performance periods, as applicable.  In addition, Participants may, with the administrator’s consent and to the extent permitted under Section 409A, re-defer the delivery of shares underlying their RSUs for a minimum of five additional years.

The foregoing description of the Stock Award Deferral Program is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.1to this report and is hereby incorporated by referenceherein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Kilroy Realty Corporation Stock Award Deferral Program

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION
Date: January 2, 2008
	By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller

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